As filed with the Securities and Exchange Commission on January 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AEROVATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1377888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

930 Winter Street, Suite M-500 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Aerovate Therapeutics, Inc. 2021 Stock Option and Incentive Plan

(Full title of the plan)

Timothy P. Noyes

Chief Executive Officer

Aerovate Therapeutics, Inc.

930 Winter Street, Suite M-500

Waltham, MA 02451

(Name and address of agent for service)

(617) 443-2400

(Telephone number, including area code, of agent for service)

Copies to:

Edwin M. O’Connor, Esq.

Alicia M. Tschirhart, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Aerovate Therapeutics, Inc. (the “Registrant”) is filing this registration statement with the Commission to register 1,110,508 additional shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) available for issuance under the Registrant’s 2021 Stock Option and Grant Plan (the “Plan”), pursuant to the evergreen provision of the Plan. This Registration Statement incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (SEC File No. 333-257579, SEC File No. 333-263990 and SEC File No. 333-270950), filed with the Securities and Exchange Commission on June 30, 2021, March 30, 2022 and March 29, 2023, respectively, pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40544) filed on July 2, 2021).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Current Report on Form 8-K (File No. 001-40544) filed on July 2, 2021).

4.3

Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated August 5, 2020 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256949) filed on June 9, 2021).

4.4	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256949) filed on June 17, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2021 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256949) filed on June 17, 2021).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 8th day of January, 2023.

AEROVATE THERAPEUTICS, INC.

By:	/s/ Timothy P. Noyes
Name:	Timothy P. Noyes
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Timothy P. Noyes and George A. Eldridge as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Timothy P. Noyes	Chief Executive Officer and Director	January 8, 2024
Timothy P. Noyes	Principal Executive Officer

/s/ George A. Eldridge	Chief Financial Officer	January 8, 2024
George A. Eldridge	Principal Financial Officer and Principal Accounting Officer

/s/ Habib Dable	Director	January 8, 2024
Habib Dable

/s/ Allison Dorval	Director	January 8, 2024
Allison Dorval

/s/ David Grayzel, M.D.	Director	January 8, 2024
David Grayzel, M.D.

/s/ Mark Iwicki	Director	January 8, 2024
Mark Iwicki

/s/ Maha Katabi, Ph.D.	Director	January 8, 2024
Maha Katabi, Ph.D.

/s/ Joshua Resnick, M.D.	Director	January 8, 2024
Joshua Resnick, M.D.

/s/ Donald J. Santel	Director	January 8, 2024
Donald J. Santel